FirstSun Capital Bancorp Reports Third Quarter 2022 Results

Third Quarter 2022 Highlights:
•Net income of $26.5 million, $1.04 per diluted share
•Net interest margin of 4.26%
•Return on average assets of 1.52%
•Return on average equity of 14.50%
•Loan growth of 12.5% annualized
•26.7% fee revenue to total revenue

Denver, Colorado – October 27, 2022 – FirstSun Capital Bancorp (“FirstSun”) (OTCQX: FSUN) reported net income of $26.5 million for the third quarter of 2022 compared to net income of $8.7 million for the third quarter of 2021. Earnings per diluted share was $1.04 for the third quarter of 2022 compared to $0.46 for the third quarter of 2021.

Neal Arnold, FirstSun’s President and Chief Executive Officer, commented, “We are very pleased with our results this quarter. We realized a healthy expansion in our net interest margin in large part due to our specialized commercial & industrial lending business focus. Our revenue mix remained strong this quarter and overall credit quality remains stable. While the overall macro-economic outlook appears to generally be slowing, we continue to see strength in the Southwest and Mountain West markets we are operating in. Our strong returns this quarter highlight the benefits of our diversified business model and the continued growth we are seeing and we look forward to future growth across each of our markets.”
Third Quarter 2022 Results

Net income totaled $26.5 million, or $1.04 per diluted share, during the third quarter of 2022, compared to $0.4 million, or $0.02 per diluted share, during the prior quarter. Net income in the second quarter of 2022 was reduced by $16.8 million, or $0.66 per diluted share, in merger costs, net of tax. The return on average assets was 1.52% in the third quarter of 2022, compared to 0.02% in the prior quarter, and the return on average equity was 14.50% in the third quarter of 2022, compared to 0.23% in the prior quarter. Merger costs, net of tax, reduced return on average assets by 0.94% and return on average equity by 8.96% during the second quarter of 2022.

Net Interest Income and Net Interest Margin

Net interest income totaled $68.5 million during the third quarter of 2022, an increase of $9.9 million compared to the prior quarter. Our net interest margin increased 70 basis points to 4.26% compared to the prior quarter. Results in the third quarter of 2022, compared to the prior quarter, were driven by an increase of 74 basis points in yield on earning assets, partially offset by an increase of eight basis points in the cost of interest-bearing liabilities.

Average loans increased by $0.2 billion in the third quarter of 2022, compared to the prior quarter. Loan yield increased by 60 basis points to 4.95% in the third quarter of 2022, compared to the prior quarter, primarily due to the rising interest rate environment and its impact on variable rate loans in the loan portfolio and higher yields on new originations. Average deposits decreased $0.2 billion in the third quarter of 2022, compared to the prior quarter. Total cost of deposits increased by 12 basis points to 0.33% in the third quarter of 2022, compared to the prior quarter, primarily due to increased pricing on our deposit products as a result of the rising interest rate environment. Average other long-term borrowings decreased $2.1 million in the third quarter of 2022, compared to the prior quarter. The cost of other long-term borrowings decreased by 226 basis points to 5.95% in the third quarter of 2022, compared to the prior quarter, primarily due to accelerated discount accretion on certain convertible notes paid off during the second quarter of 2022.
Asset Quality and Provision for Loan Losses

The provision for loan losses totaled $3.8 million during the third quarter of 2022, a decrease of $1.3 million compared to the prior quarter. The decrease is primarily attributed to $2.9 million of provision for loan losses recognized during the second quarter of 2022 related to certain non-impaired acquired loans marked at a premium valuation upon the closing of the Pioneer Bancshares, Inc. (“Pioneer”) merger. The premium valuation on certain of the acquired loans was due to higher contractual interest rates compared to market interest rates upon closing of the

Pioneer merger. In total, we realized a net discount valuation on the entire acquired portfolio. Due to the premium on certain of the loans, a provision for loan losses was required in the second quarter; however, it was not due to credit deterioration since closing of the Pioneer merger. Excluding the $2.9 million of provision for loan losses related to the acquired Pioneer loans, the provision for loan losses increased $1.6 million compared to the prior quarter, primarily due to loan growth and macroeconomic factors.

Net charge-offs during the third quarter of 2022 were $0.1 million, or a ratio of net charge-offs (recoveries) to average loans of 0.01% annualized, compared to net recoveries of $0.6 million, or a ratio of net charge-offs (recoveries) to average loans of (0.04)% annualized, in the prior quarter. The allowance for loan losses as a percentage of total loans was 1.07% at September 30, 2022, compared to 1.04% at June 30, 2022. The ratio of nonperforming assets to total assets was 0.68% at September 30, 2022, compared to 0.62% at June 30, 2022.

Noninterest Income

Noninterest income totaled $25.0 million during the third quarter of 2022, an increase of $2.7 million from the prior quarter. Mortgage banking income increased $2.1 million during the third quarter of 2022 from the prior quarter, primarily due to an increase in the fair value of the mortgage servicing rights portfolio as prepayments are forecasted to slow due to the rising interest rate environment, partially offset by a decrease in net sale gains and fees from mortgage loan originations as the volume of mortgage loan sales decreased from the prior quarter. Total originations of mortgage loans held-for-sale decreased by $31.6 million, or 10.4%, in the third quarter of 2022 from the prior quarter. Noninterest income as a percentage of total revenue totaled 26.7% in the third quarter of 2022, compared to 27.6% in the prior quarter.

Noninterest Expense

Noninterest expense totaled $55.5 million during the third quarter of 2022, a decrease of $20.1 million from the prior quarter, primarily due to the $18.4 million of merger related expenses incurred during the second quarter of 2022. The efficiency ratio for the third quarter was 59.4% compared to 93.6% in the prior quarter, or 70.7% in the prior quarter excluding the impact of the merger related expenses.

Tax Rate

The effective tax rate was 22.3% in the third quarter of 2022, compared to (96.3)% in the prior quarter. In the second quarter of 2022, the effective tax rate was not meaningful due to the breakeven nature of income before income taxes.

Loans

Total loans were $5.6 billion at September 30, 2022, compared to $5.4 billion at June 30, 2022, an increase of $0.2 billion in the third quarter of 2022, or 12.5% on an annualized basis, resulting primarily from growth in commercial and industrial and residential real estate balances.

Deposits

Average deposits were $5.8 billion at September 30, 2022, compared to $6.0 billion at June 30, 2022, a decrease of $0.2 billion in the third quarter of 2022, or 11.4% on an annualized basis. Deposit trends reflect a decrease in customer average balances as consumer and business liquidity overall has declined slightly. Noninterest-bearing deposit accounts represented 33.8% of total deposits at September 30, 2022 and the loan-to-deposit ratio was 96.5% at September 30, 2022.

Capital

Capital ratios remain strong and above “well-capitalized” thresholds. As of September 30, 2022, our common equity tier 1 risk-based capital ratio was 9.99%, total risk-based capital ratio was 12.06% and tier 1 leverage ratio was 9.55%. Book value per common share was $30.14 at September 30, 2022, an increase of $0.86 from June 30, 2022. Tangible book value per common share, a non-GAAP financial measure, was $25.67 at September 30, 2022, an increase of $0.91 from June 30, 2022.

Non-GAAP Financial Measures

This press release contains financial information and performance measures determined by methods other than in accordance with principles generally accepted in the United States (“GAAP”). FirstSun management uses these non-GAAP financial measures in their analysis of FirstSun’s performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. FirstSun believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. FirstSun management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this press release:

•Tangible stockholders’ equity
•Tangible assets
•Tangible stockholders’ equity to tangible assets
•Tangible book value per common share
•Net income excluding merger costs
•Return on average total assets excluding merger costs
•Return on average stockholders’ equity excluding merger costs
•Efficiency ratio excluding merger related expenses
•Diluted earnings per share excluding merger related costs
•Fully tax equivalent (FTE) net interest income and net interest margin on FTE basis

The tables beginning on page 12 provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP equivalent.

About FirstSun Capital Bancorp

FirstSun Capital Bancorp, headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, N.A., which operates as Sunflower Bank, First National 1870 and Guardian Mortgage. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with a branch network in five states and mortgage capabilities in 43 states. FirstSun had total consolidated assets of $7.1 billion as of September 30, 2022.

First National 1870 and Guardian Mortgage are divisions of Sunflower Bank, N.A. To learn more, visit ir.firstsuncb.com, SunflowerBank.com, FirstNational1870.com or GuardianMortgageOnline.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of FirstSun. Words such as “anticipates,” “believes,” “estimates,” “expects,” “focused,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could,” “look forward” and other similar expressions are intended to identify these forward-looking statements. Forward-looking statements are not based on historical facts but instead represent management’s current expectations and assumptions regarding FirstSun’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates, and projections will be achieved. As such, FirstSun’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, without limitation, the following:
•the possibility that the anticipated benefits of the merger with Pioneer, which closed on April 1, 2022, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where FirstSun does business or as a result of other unexpected factors or events;
•the COVID-19 pandemic and its continuing effects on the economic and business environments in which we operate;
•potential fluctuations or unanticipated changes in the interest rate environment, including interest rate changes made by the Federal Reserve, the discontinuation of LIBOR as an interest rate benchmark, and cash flow reassessments, may reduce net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets;
•the inability to sustain revenue and earnings growth;
•the inability to efficiently manage operating expenses;
•the impact of competition with other financial institutions, including pricing pressures and the resulting impact on FirstSun’s results, including as a result of compression to net interest margin;
•deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses;
•changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;
•adverse changes in asset quality and credit risk;
•the inability to maintain or grow deposits;
•the inability to manage strategic initiatives and/or organizational changes;
•cyber-security risks;
•FirstSun’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks;
•the inability to implement technology system enhancements;
•failures of internal controls and other risk management systems;
•failures of third-party providers;
•losses related to fraud, theft, misappropriation or violence; and
•the potential effects of events beyond our control that may have a destabilizing effect on financial markets and the economy, such as inflation and recessions, epidemics and pandemics, war or terrorist activities, disruptions in our customers’ supply chains, disruptions in transportation, essential utility outages or trade disputes and related tariffs.

Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in FirstSun’s Annual Report on Form 10-K for the year ended December 31, 2021, and other documents subsequently filed by FirstSun with the United States Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, FirstSun undertakes no obligation to revise or update any forward-looking statements.

Summary Data:

	As of and for the quarter ended			As of and for the nine months ended
($ in thousands, except per share amounts)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Net interest income	$68,486	$58,585	$39,965	$168,356	$114,782
Provision for loan losses	3,750	5,000	3,500	12,450	1,750
Noninterest income	24,953	22,302	28,684	70,948	94,848
Noninterest expense	55,548	75,668	54,570	183,683	166,374
Income before income taxes	34,141	219	10,579	43,171	41,506
Provision for (benefit from) income taxes	7,628	(211)	1,851	8,559	7,159
Net income	26,513	430	8,728	34,612	34,347
Net income, excluding merger costs (1)	26,513	17,208	9,317	51,643	36,004

Diluted earnings per share	$1.04	$0.02	$0.46	$1.49	$1.83
Diluted earnings per share, excluding merger costs (1)	$1.04	$0.68	$0.50	$2.22	$1.92
Return on average assets	1.52%	0.02%	0.62%	0.70%	0.85%
Return on average assets, excluding merger costs (1)	1.52%	0.96%	0.66%	1.04%	0.89%
Return on average stockholders' equity	14.50%	0.23%	6.68%	6.90%	8.95%
Return on average stockholders’ equity, excluding merger costs (1)	14.50%	9.19%	7.13%	10.29%	9.38%
Net interest margin	4.26%	3.56%	3.01%	3.66%	3.00%
Net interest margin (FTE basis) (1)	4.31%	3.64%	3.10%	3.75%	3.13%
Efficiency ratio	59.45%	93.55%	79.49%	76.76%	79.37%
Efficiency ratio, excluding merger related expenses (1)	59.45%	70.74%	78.46%	68.92%	78.42%
Fee revenue to total revenue	26.71%	27.57%	41.78%	29.65%	45.25%

Total assets	$7,052,917	$7,060,692	$5,683,085	$7,052,917	$5,683,085
Total loans held-for-sale	67,535	61,253	122,217	67,535	122,217
Total loans held-for-investment	5,556,686	5,387,928	3,803,981	5,556,686	3,803,981
Total deposits	5,760,418	5,933,022	4,857,985	5,760,418	4,857,985
Total stockholders' equity	750,653	727,542	519,921	750,653	519,921
Period end loan-to-deposit ratio	96.46%	90.81%	78.30%	96.46%	78.30%
Book value per common share	$30.14	$29.28	$28.38	30.14	28.38
Tangible book value per common share (1)	$25.67	$24.76	$26.10	25.67	26.10
(1) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
(2) Loans are inclusive of loans held-for-sale and loans held-for-investment.

Condensed Consolidated Statements of Income (Unaudited):

	As of and for the quarter ended			As of and for the nine months ended
($ in thousands, except per share amounts)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Total interest income	$73,763	$63,228	$43,261	$181,652	$125,776
Total interest expense	5,277	4,643	3,296	13,296	10,994
Net interest income	68,486	58,585	39,965	168,356	114,782
Provision for loan losses	3,750	5,000	3,500	12,450	1,750
Net interest income after provision for loan losses	64,736	53,585	36,465	155,906	113,032
Noninterest income:
Service charges on deposits	4,807	4,379	3,471	13,111	8,659
Credit and debit card fees	3,103	2,990	2,472	8,508	7,140
Trust and investment advisory fees	1,552	1,909	1,974	5,408	5,871
Mortgage banking income, net	13,785	11,671	20,151	40,017	68,144
Other noninterest income	1,706	1,353	616	3,904	5,034
Total noninterest income	24,953	22,302	28,684	70,948	94,848
Noninterest expense:
Salaries and benefits	32,508	35,248	36,061	101,981	113,129
Occupancy and equipment	8,216	7,753	6,643	22,802	19,867
Amortization of intangible assets	935	935	354	2,197	1,062
Merger related expenses	—	18,448	705	18,751	1,984
Other noninterest expenses	13,889	13,284	10,807	37,952	30,332
Total noninterest expense	55,548	75,668	54,570	183,683	166,374
Income before income taxes	34,141	219	10,579	43,171	41,506
Provision for (benefit from) income taxes	7,628	(211)	1,851	8,559	7,159
Net income	$26,513	$430	$8,728	$34,612	$34,347

Earnings per share - basic	$1.07	$0.02	$0.48	$1.53	$1.87
Earnings per share - diluted	$1.04	$0.02	$0.46	$1.49	$1.83

Condensed Consolidated Balance Sheets as of (Unaudited):

($ in thousands)	September 30, 2022	June 30, 2022	September 30, 2021
Assets
Cash and cash equivalents	$325,039	$510,701	$949,541
Securities available-for-sale, at fair value	551,165	578,751	531,395
Securities held-to-maturity	39,148	39,803	19,811
Loans held-for-sale, at fair value	67,535	61,253	122,217
Loans	5,556,686	5,387,928	3,803,981
Allowance for loan losses	(59,678)	(56,077)	(47,868)
Loans, net	5,497,008	5,331,851	3,756,113

Mortgage servicing rights, at fair value	73,850	66,047	43,971
Premises and equipment, net	88,490	89,674	54,094
Other real estate owned and foreclosed assets, net	5,391	5,391	5,747
Goodwill	93,483	93,483	33,050
Intangible assets, net	17,825	18,760	8,605
All other assets	293,983	264,978	158,541
Total assets	$7,052,917	$7,060,692	$5,683,085

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing demand deposit accounts	$1,946,215	$1,942,078	$1,578,306
Interest-bearing deposit accounts:
Interest-bearing demand accounts	160,082	165,287	201,510
Savings accounts and money market accounts	3,008,433	3,204,704	2,711,417
NOW accounts	46,128	50,126	37,888
Certificate of deposit accounts	599,560	570,827	328,864
Total deposits	5,760,418	5,933,022	4,857,985

Securities sold under agreements to repurchase	51,256	70,838	117,001
Federal Home Loan Bank advances	310,872	159,968	40,000
Other borrowings	80,097	79,959	69,184
Other liabilities	99,621	89,363	78,994
Total liabilities	6,302,264	6,333,150	5,163,164

Stockholders' equity:
Preferred stock	—	—	—
Common stock	2	2	2
Additional paid-in capital	460,530	460,263	260,864
Treasury stock	—	—	(38,148)
Retained earnings	333,227	306,714	289,798
Accumulated other comprehensive (loss) income, net	(43,106)	(39,437)	7,405
Total stockholders' equity	750,653	727,542	519,921
Total liabilities and stockholders' equity	$7,052,917	$7,060,692	$5,683,085

Share Data as of and for the periods ended:

	As of and for the quarter ended
	September 30, 2022	June 30, 2022	September 30, 2021

Weighted average common shares outstanding, basic	24,877,607	24,760,282	18,321,659
Weighted average common shares outstanding, diluted	25,494,315	25,458,311	18,770,681
Period end common shares outstanding	24,906,032	24,850,954	18,321,659
Book value per common share	$30.14	$29.28	$28.38
Tangible book value per common share (1)	$25.67	$24.76	$26.10

Consolidated Capital Ratios as of:

	September 30, 2022	June 30, 2022	September 30, 2021

Stockholders' equity to total assets	10.64%	10.30%	9.15%
Tangible equity to tangible assets (1)	9.21%	8.86%	8.48%
Tier 1 leverage ratio	9.55%	8.89%	8.19%
Common equity tier 1 risk-based capital ratio	9.99%	9.59%	10.32%
Tier 1 risk-based capital ratio	9.99%	9.59%	10.32%
Total risk-based capital ratio	12.06%	11.60%	12.55%
(1) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Summary of Net Interest Margin:

	For the quarter ended September 30, 2022			For the quarter ended June 30, 2022			For the quarter ended September 30, 2021
(In thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans held-for-sale	$56,636	$743	5.25%	$70,430	$1,269	7.21%	$122,007	$986	3.23%
Loans held-for-investment (1)	5,456,210	67,527	4.95%	5,264,355	57,316	4.35%	3,779,517	39,710	4.20%
Investment securities	613,325	3,644	2.38%	651,180	3,333	2.05%	522,870	1,954	1.49%
Interest-bearing cash and other assets	308,482	1,849	2.40%	591,208	1,310	0.89%	895,288	611	0.27%
Total earning assets	6,434,653	73,763	4.59%	6,577,173	63,228	3.85%	5,319,682	43,261	3.25%
Other assets	519,663			585,760			287,323
Total assets	$6,954,316			$7,162,933			$5,607,005

Interest-bearing liabilities
Demand and NOW deposits	$202,290	$495	0.98%	$219,502	$229	0.42%	$241,488	$139	0.23%
Savings deposits	506,548	227	0.18%	516,045	133	0.10%	453,687	101	0.09%
Money market deposits	2,617,452	1,632	0.25%	2,774,713	1,172	0.17%	2,264,682	1,054	0.19%
Certificates of deposits	593,479	920	0.62%	581,803	638	0.44%	337,906	684	0.81%
Total deposits	3,919,769	3,274	0.33%	4,092,063	2,172	0.21%	3,297,763	1,978	0.24%
Repurchase agreements	51,264	51	0.40%	56,247	15	0.11%	120,009	13	0.04%
Total deposits and repurchase agreements	3,971,033	3,325	0.33%	4,148,310	2,187	0.21%	3,417,772	1,991	0.23%
FHLB borrowings	160,310	761	1.90%	184,100	771	1.67%	40,000	151	1.51%
Other long-term borrowings	80,031	1,191	5.95%	82,154	1,685	8.21%	69,028	1,154	6.69%
Total interest-bearing liabilities	4,211,374	5,277	0.50%	4,414,564	4,643	0.42%	3,526,800	3,296	0.37%
Noninterest-bearing deposits	1,924,055			1,923,870			1,483,010
Other liabilities	87,338			75,768			74,286
Stockholders' equity	731,549			748,731			522,909
Total liabilities and stockholders' equity	$6,954,316			$7,162,933			$5,607,005

Net interest income		$68,486			$58,585			$39,965
Net interest spread		4.09%			3.43%			2.88%
Net interest margin		4.26%			3.56%			3.01%
Net interest margin (on a FTE basis) (2)		4.31%			3.64%			3.10%
(1) Includes nonaccrual loans.
(2) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

	For the nine months ended
	September 30, 2022			September 30, 2021
(In thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans held-for-sale	$62,638	$2,707	5.76%	$135,202	$3,257	3.21%
Loans held-for-investment (1)	4,953,042	166,006	4.47%	3,761,029	115,423	4.09%
Investment securities	615,726	9,252	2.00%	511,757	5,646	1.47%
Interest-bearing cash and other assets	496,349	3,687	0.99%	693,833	1,450	0.28%
Total earning assets	6,127,755	181,652	3.95%	5,101,821	125,776	3.29%
Other assets	473,909			287,500
Total assets	$6,601,664			$5,389,321

Interest-bearing liabilities
Demand and NOW deposits	$214,862	$848	0.53%	$271,955	$636	0.31%
Savings deposits	497,240	451	0.12%	454,371	363	0.11%
Money market deposits	2,567,406	3,644	0.19%	2,183,473	3,305	0.20%
Certificates of deposits	498,753	2,077	0.56%	350,217	2,427	0.92%
Total deposits	3,778,261	7,020	0.25%	3,260,016	6,731	0.28%
Repurchase agreements	59,572	74	0.17%	131,444	49	0.05%
Total deposits and repurchase agreements	3,837,833	7,094	0.25%	3,391,460	6,780	0.27%
FHLB borrowings	128,654	1,680	1.74%	43,379	758	2.33%
Other long-term borrowings	82,768	4,522	7.28%	68,787	3,456	6.70%
Total interest-bearing liabilities	4,049,255	13,296	0.44%	3,503,626	10,994	0.42%
Noninterest-bearing deposits	1,805,982			1,295,984
Other liabilities	77,436			77,878
Stockholders' equity	668,991			511,833
Total liabilities and stockholders' equity	$6,601,664			$5,389,321

Net interest income		$168,356			$114,782
Net interest spread		3.51%			2.87%
Net interest margin		3.66%			3.00%
Net interest margin (on a FTE basis) (2)		3.75%			3.13%
(1) Includes nonaccrual loans.
(2) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Loan Portfolio

($ in thousands)	September 30, 2022	June 30, 2022	September 30, 2022 vs June 30, 2022 % change	September 30, 2021	September 30, 2022 vs September 30, 2021 % change

Commercial	$2,738,068	$2,674,043	2.4%	$2,222,261	23.2%
Commercial real estate	1,772,315	1,750,882	1.2%	1,137,820	55.8%
Residential real estate	1,003,157	918,580	9.2%	425,927	135.5%
Consumer	43,146	44,423	(2.9)%	17,973	140.1%
Total loans held-for-investment	$5,556,686	$5,387,928	3.1%	$3,803,981	46.1%

Asset Quality:

	As of and for the quarter ended			As of and for the nine months ended
($ in thousands)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Net charge-offs (recoveries)	$149	$(568)	$(1,390)	$319	$1,648
Allowance for loan losses	$59,678	$56,077	$47,868	$59,678	$47,868
Nonperforming loans, including nonaccrual loans, accrual TDR’s, and accrual loans greater than 90 days past due	$42,460	$38,283	$36,955	$42,460	$36,955
Nonperforming assets	$47,851	$43,674	$42,702	$47,851	$42,702
Ratio of net charge-offs (recoveries) to average loans outstanding	0.01%	(0.04)%	(0.15)%	0.01%	0.06%
Allowance for loan losses to total loans outstanding	1.07%	1.04%	1.26%	1.07%	1.26%
Allowance for loan losses to total nonperforming loans	140.55%	146.48%	129.53%	140.55%	129.53%
Nonperforming loans to total loans	0.76%	0.71%	0.97%	0.76%	0.97%
Nonperforming assets to total assets	0.68%	0.62%	0.75%	0.68%	0.75%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the quarter ended			As of and for the nine months ended
($ in thousands, except share and per share amounts)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Tangible stockholders’ equity:
Total stockholders' equity (GAAP)	$750,653	$727,542	$519,921	$750,653	$519,921
Less: Goodwill and other intangible assets
Goodwill	(93,483)	(93,483)	(33,050)	(93,483)	(33,050)
Other intangible assets	(17,825)	(18,760)	(8,605)	(17,825)	(8,605)
Total tangible stockholders' equity (non-GAAP)	$639,345	$615,299	$478,266	$639,345	$478,266
Tangible assets:
Total assets (GAAP)	$7,052,917	$7,060,692	$5,683,085	$7,052,917	$5,683,085
Less: Goodwill and other intangible assets
Goodwill	(93,483)	(93,483)	(33,050)	(93,483)	(33,050)
Other intangible assets	(17,825)	(18,760)	(8,605)	(17,825)	(8,605)
Total tangible assets (non-GAAP)	$6,941,609	$6,948,449	$5,641,430	$6,941,609	$5,641,430
Tangible stockholders’ equity to tangible assets:
Common equity to total assets (GAAP)	10.64%	10.30%	9.15%	10.64%	9.15%
Less: Impact of goodwill and other intangible assets	1.43%	1.44%	0.67%	1.43%	0.67%
Tangible common equity to tangible assets (non-GAAP)	9.21%	8.86%	8.48%	9.21%	8.48%
Tangible book value per common share:
Stockholders' equity (GAAP)	$750,653	$727,542	$519,921	$750,653	$519,921
Tangible stockholders' equity (non-GAAP)	$639,345	$615,299	$478,266	$639,345	$478,266
Total common shares outstanding	24,906,032	24,850,954	18,321,659	24,906,032	18,321,659
Book value per common share (GAAP)	$30.14	$29.28	$28.38	$30.14	$28.38
Tangible book value per common share (non-GAAP)	$25.67	$24.76	$26.10	$25.67	$26.10
Net income excluding merger costs:
Net income (GAAP)	$26,513	$430	$8,728	$34,612	$34,347
Add: Merger costs
Merger related expenses	—	18,448	705	18,751	1,984
Income tax effect on merger related expenses	—	(4,033)	(116)	(4,083)	(327)
Provision for loan loss on Pioneer loans marked at a premium	—	2,884	—	2,884	—
Income tax effect on provision for loan loss on Pioneer loans marked at a premium	—	(521)	—	(521)	—
Total merger costs	—	16,778	589	17,031	1,657
Net income excluding merger costs (non-GAAP)	$26,513	$17,208	$9,317	$51,643	$36,004

	As of and for the quarter ended			As of and for the nine months ended
($ in thousands, except share and per share amounts)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Return on average total assets excluding merger costs:
Return on average total assets (ROAA) (GAAP)	1.52%	0.02%	0.62%	0.70%	0.85%
Add: Impact of merger costs, net of tax	—%	0.94%	0.04%	0.34%	0.04%
ROAA excluding merger costs (non-GAAP)	1.52%	0.96%	0.66%	1.04%	0.89%
Return on average stockholders’ equity excluding merger costs:
Return on average stockholders' equity (ROAE) (GAAP)	14.50%	0.23%	6.68%	6.90%	8.95%
Add: Impact of merger costs, net of tax	—%	8.96%	0.45%	3.39%	0.43%
ROAE excluding merger costs (non-GAAP)	14.50%	9.19%	7.13%	10.29%	9.38%
Efficiency ratio excluding merger related expenses:
Efficiency ratio (GAAP)	59.45%	93.55%	79.49%	76.76%	79.37%
Less: Impact of merger related expenses	—%	22.81%	1.03%	7.84%	0.95%
Efficiency ratio excluding merger related expenses (non-GAAP)	59.45%	70.74%	78.46%	68.92%	78.42%
Diluted earnings per share excluding merger costs:
Diluted earnings per share (GAAP)	$1.04	$0.02	$0.46	$1.49	$1.83
Add: Impact of merger costs, net of tax	—	0.66	0.04	0.73	0.09
Diluted earnings per share excluding merger costs (non-GAAP)	$1.04	$0.68	$0.50	$2.22	$1.92
Fully tax equivalent (FTE) net interest income and net interest margin on FTE basis:
Net interest income (GAAP)	$68,486	$58,585	$39,965	$168,356	$114,782
Gross income effect of tax exempt income	1,236	1,284	924	3,841	4,419
FTE net interest income (non-GAAP)	$69,722	$59,869	$40,889	$172,197	$119,201
Average earning assets	$6,434,653	$6,577,173	$5,319,682	$6,127,755	$5,101,821
Net interest margin	4.26%	3.56%	3.01%	3.66%	3.00%
Net interest margin on FTE basis (non-GAAP)	4.31%	3.64%	3.10%	3.75%	3.13%